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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        MVC Capital Mails Definitive Proxy Statement to All Stockholders

    Urges Stockholders to Vote For its Seven World-Class Director Candidates


MENLO PARK, CA - January 29, 2003 - MVC Capital (NYSE:MVC), an information technology venture capital fund, today announced the mailing of its Definitive Proxy Statement, along with an Annual Report for the Company's fiscal year end 2002, to all stockholders in preparation for MVC's Annual Meeting of Stockholders to be held February 28, 2003 in Menlo Park. The Company said it has filed the Definitive Proxy Statement and Annual Report with the Securities and Exchange Commission. As part of its mailing, John M. Grillos, the Company's Chief Executive Officer sent a letter to all stockholders, which is attached. The letter said, in part:

 "...we are putting up for election all seven Directors, including six new Directors, who are world-class business professionals with proven track records in building stockholder value... Our candidates are convinced that MVC Capital has embarked on the right strategy at the right time."

"Most of you invested in MVC Capital in order to have the opportunity to participate in long-term venture capital investments in information technology. We believe our Director slate represents the best people to oversee the implementation of the Fund's strategy going forward."

In its letter to stockholders, the Company further noted that, "A dissident stockholder- Millenco, L.P. - has announced its intention to begin a proxy contest. Among other things, Millenco will be proposing its own nominees to seize control of your Company's Board of Directors. Millenco is a hedge fund with a record of "raiding" closed-end funds, and we urge you to reject Millenco and its nominees."

Mr. Grillos also said, "Your new Director candidates are making their own personal investments in the Company. These individuals believe the Company has a bright long-term future and intend to align their interests directly with yours."

In the letter, Mr. Grillos urged fellow stockholders to vote for MVC's world-class Director candidates, which include:

    -- Michael H. Jordan. Former Chairman & CEO, CBS Corporation and Westinghouse Electric Corporation. Board member of Dell Computer Corp., Aetna, Inc., i2 Technologies and Pinnacor Inc.

    -- Laurence R. Hootnick. Former President & CEO, Maxtor Corp. As a Senior Vice President of Intel, his responsibilities included Finance & Administration and Worldwide Sales & Marketing; also, former President of Intel's Embedded Control & Memory Group. Co-founder of Acuity Ventures.

    -- Vincent H. Tobkin. Director, Founder & Head, Worldwide Technology and Telecom, Bain & Company. Earlier, he founded and was a General Partner of Sierra Ventures and a Partner of McKinsey & Company's High Technology Practice.

    -- Peter J. Locke. Former Managing Director and Head of the Western Region of Citibank Corporate Banking, where he was involved in numerous corporate debt financings. Currently a commercial and financial arbitrator.

    -- Frederick M. Hoar. Communications and marketing strategist for leading technology firms, from Fairchild to RCA. He led communications during Apple's IPO




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        and was involved with the launch of the Lisa and Macintosh computers.

    -- James K. Sims. Founder and former CEO of Cambridge Technology Partners, an international management consulting company. Founder and former Chairman & CEO of Concurrent Computer Corporation. Co-Founder, Chairman & CEO of GEN3 Partners and Board member of RSA Security.


The text of Mr. Grillos' letter to stockholders follows:


                                                                January 29, 2003

Dear Fellow Stockholder:

       You are cordially invited to attend the 2003 Annual Meeting of Stockholders of MVC Capital. We are pleased to enclose a notice of the meeting and a Proxy Statement that outlines the formal agenda for the meeting, along with an Annual Report for the Fund's financial year end 2002. We hope that you will be able to join us. Whether or not you plan to attend the meeting, please sign and mail the enclosed proxy card. Your vote is crucial to the future direction of your Company.

       Please note that we are putting up for election all seven Directors, including six new Directors who are world-class business professionals with proven track records in building stockholder value.

       Our candidates are convinced that MVC Capital has embarked on the right strategy at the right time. Most of you invested in MVC Capital for the opportunity to participate in long-term venture capital investments in information technology. We believe our Director slate represents the best people to oversee the implementation of the Fund's strategy going forward.

       We believe that venture capital investing has reached a turning point in its history. Your Fund's management prudently conserved cash in anticipation of the time that is before us. It is now time to make the investments that will create the next wave of great information technology companies.

       We are excited about our recent investments--high-potential companies supported by top-flight venture capital firms. These investments are further evidence that we are making progress consistent with our original mission--"long-term capital appreciation from venture capital investments . . . in companies that we believe have high growth potential over the long term."

       Your vote is important. A dissident stockholder--Millenco, L.P.--has announced its intention to begin a proxy contest. Among other things, Millenco will be proposing its own nominees to seize control of your Company's Board of Directors. Millenco is a hedge fund with a record of "raiding" closed-end funds, and we urge you to reject Millenco and its nominees.

       Your new Director candidates are making their own personal investments in the Company. These individuals believe the Company has a bright long-term future and intend to align their interests directly with yours.

       Therefore, your vote FOR the Fund's Board of Directors (Proposals 1, 2 and 3) and AGAINST Proposals 4 and 5 is critical. Please sign, date and mail the WHITE proxy card today.

       We appreciate your support.



                                          On behalf of your Board of Directors,
                                          Sincerely,

                                          /s/ John M. Grillos

                                          John M. Grillos
                                          Chief Executive Officer




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About MVC Capital

MVC Capital, a business development company, was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies. MVC Capital utilizes both equity investing and lending to achieve its objective. Additional information on the Fund and its investments may be obtained by writing to MVC Capital, 3000 Sand Hill Road, Building One, Suite 155, Menlo Park, CA 94025, Attention: Secretary, via the website at www.mvccapital.com, or by calling 877/474-6382.


IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS AND ITS 2003 ANNUAL MEETING OF SHAREHOLDERS, meVC DRAPER FISHER JURVETSON FUND I, INC. (d/b/a MVC CAPITAL) HAS FILED A PROXY STATEMENT AND INTENDS TO FILE OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING MVC CAPITAL AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FOR FREE THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MVC CAPITAL WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS BY DIRECTING A REQUEST TO BRIAN MATTHEWS AT 3000 SAND HILL ROAD, BUILDING ONE, SUITE 155, MENLO PARK, CA 94025 OR 650-926-7015.


MVC CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM MVC CAPITAL SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED MATTERS. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF MVC CAPITAL COMMON STOCK IS SET FORTH IN MVC CAPITAL'S PROXY STATEMENT FOR ITS 2003 ANNUAL MEETING OF SHAREHOLDERS. ADDITIONAL INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR INTERESTS IS INCLUDED IN THE PROXY STATEMENT.


STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


      CONTACT: MVC Capital
               Brian Matthews, 650/926-7015 (Investors)
                or
               The Abernathy MacGregor Group (Media)
               Mike Pascale/Rhonda Barnat, 212/371-5999